Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,483,855
Unrealized Gain (Loss) on Market Value of Futures	(20,000)
Interest Income	49,188
Total Income (Loss)	$1,513,043

Expenses
K-1 Tax Expense	$22,796
Investment Advisory Fee	15,737
Audit Fees	7,282
Brokerage Commissions	1,439
NYMEX License Fee	799
Non-interested Directors' Fees and Expenses	378
Total Expenses	48,431
K-1 Tax Expense Waiver	(19,699)
Audit Fees Waiver	(5,733)
Net Expenses	$22,999
Net Gain (Loss)	$1,490,044

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/08	$31,122,497
Net Gain (Loss)	1,490,044

Net Asset Value End of Period	$32,612,541
Net Asset Value Per Unit (500,000 Units)	$65.23

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502